UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 23, 2012

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 27, 2012, Ralph Lauren Corporation (the “Company”) announced that it had appointed Christopher H. Peterson as Senior Vice President and Chief Financial Officer of the Company effective as of September 24, 2012 (the “Effective Date”).

Mr. Peterson, who is 46 years old, has 25 years of broad-based financial and operational experience, primarily in the global consumer products industry.  Since 1992, Mr. Peterson has been employed by The Procter & Gamble Company.  Over the last twenty years, Mr. Peterson has held several senior corporate and operational roles throughout The Procter & Gamble Company, most recently as Chief Financial Officer of its Global Household Care division.  In that capacity, Mr. Peterson was responsible for the strategic planning and financial management of a group of businesses with combined annual revenues of approximately $45 billion.  Mr. Peterson began his career in the investment banking division of Smith Barney, Harris, Upham & Co.

The Company has entered into an Employment Agreement with Mr. Peterson (the “Peterson Agreement”), the term of which commences on the Effective Date and continues until April 2, 2016. Pursuant to the Peterson Agreement, Mr. Peterson will be entitled to an annual base salary of not less than $800,000 and will also be entitled to participate in any applicable bonus program that the Company maintains during the term of his employment, including the Executive Officer Annual Incentive Plan (“EOAIP”).  Under the EOAIP, Mr. Peterson has an annual target bonus opportunity equal to 150% of salary.  His annual bonus for fiscal year 2013 will be prorated based on his start date of employment.  He is also eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers. Pursuant to the Peterson Agreement and in accordance with the Company’s 2010 Long-Term Stock Incentive Plan (the “2010 LTSIP”), in each of the Company’s 2014, 2015 and 2016 fiscal year, Mr. Peterson will be granted an annual stock award grant with a value of $1 million.  In addition, Mr. Peterson will receive a one-time stock award under the 2010 LTSIP with a value of approximately $2,500,000, to be granted as soon as practicable following his employment start date, subject to the approval of the Company’s Compensation and Organizational Development Committee.  The one-time stock award will be composed of (i) a grant of time-based restricted stock units with a grant date value of $1,500,000, vesting in three equal installments on the anniversary date of the grant in 2013, 2014 and 2015 and (ii) a grant of stock options with a grant date value of $1,000,000, vesting in three equal installments on the anniversary date of the grant in 2013, 2014 and 2015, in each case, subject to continued employment to each vesting date and the terms of the 2010 LTSIP; provided, that such restricted stock units and stock options will become immediately vested on the date of termination of his employment unless his employment is terminated by the Company for cause or by Mr. Peterson without good reason (each as defined in the Peterson Agreement).

The Peterson Agreement also provides that Mr. Peterson will receive a one-time payment of $50,000 (within 30 days of his employment start date), a relocation allowance of $100,000 and other benefits in accordance with the Company’s relocation policy, which shall all be subject to repayment by Mr. Peterson if he terminates his employment for any reason or if the Company terminates his employment for cause within 24 months of his employment start date.  In addition, Mr. Peterson shall also be entitled to a car allowance of $1,500 per month.

Under the Peterson Agreement, if the Company terminates Mr. Peterson’s employment for any reason other than death, disability (as defined in the Peterson Agreement) or cause, or Mr. Peterson terminates his employment for good reason, Mr. Peterson will be entitled to receive, in accordance with the Company’s normal payroll practices, an amount equal to his base salary for a severance period equal to one year from the date of such termination, plus a lump sum amount at the end of the severance period equal to Mr. Peterson’s target bonus as determined by the terms of the EOAIP as in effect at the time such termination of employment occurs. In addition, Mr. Peterson will be entitled to continue to participate during the severance period in any group medical or dental insurance plans in which he participated prior to termination. Mr. Peterson’s rights with respect to any unvested stock options or restricted stock units shall be governed by the provisions of the Company’s incentive plan and the respective award agreements, if any, under which such awards were granted.

If Mr. Peterson voluntarily terminates his employment without good reason, or if the Company terminates his employment for cause, Mr. Peterson will be entitled to receive only his base salary through the date of termination. In the event his employment terminates due to his death or disability, he or his estate will be entitled to receive all payments due to his through the date of his death or termination due to disability.

If the Company terminates his employment without cause, or Mr. Peterson voluntarily terminates his employment for good reason, within 12 months following a change of control of the Company (as defined in the Peterson Agreement), then, in lieu of the foregoing amounts, Mr. Peterson will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment, equal to two times the sum of his annual base salary and the bonus he was paid for the most recently completed fiscal year immediately prior to his termination. In addition, in such event, any unvested stock options, unvested restricted stock and unvested restricted performance share units held by Mr. Peterson will immediately vest, and all of his vested stock options will remain exercisable for six months.

Under the Peterson Agreement, the above described amounts and stock awards to be provided to his are subject to his compliance with certain restrictive covenants (including noncompetition, nonsolicitation, nondisparagement and confidentiality). Any amounts due and payable to Mr. Peterson upon termination of his employment will be subject to compliance with Section 409A of the Internal Revenue Code.

Other than as described herein, since the beginning of the Company’s last fiscal year, there have been no transactions between Mr. Peterson or any member of his family and the Company.

The Company issued a press release announcing Mr. Peterson's appointment and a copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective September 24, 2012, Robert L. Madore will relinquish his responsibility as Interim Chief Financial Officer of the Company.  Mr. Madore will remain Senior Vice President of Corporate Finance, reporting to Mr. Peterson.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

	EXHIBIT NO.	DESCRIPTION

	99.1	Press release, dated August 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: August 29, 2012	By:	/s/ Roger N. Farah
Name: Roger N. Farah
Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibits; Description

99.1	Press release, dated August 27, 2012.